UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2005

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On August 3, 2005, the Company announced that it will initiate an offering of common stock to the public under a currently effective shelf registration statement.

A preliminary prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission but remains subject to completion. Copies of the preliminary prospectus supplement and related prospectus may be obtained by contacting the lead manager for the offering, Credit Suisse First Boston, Prospectus Department, One Madison Avenue, New York, NY 10010-3629; (telephone: 212-325-2580).

This announcement is neither an offer to sell nor a solicitation of an offer to buy; nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. The offering may be made only by means of a prospectus supplement and related prospectus.

Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits.

         99      Press Release issued August 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.

Date: August 3, 2005	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
Form 8-K
August 3, 2005

Filed
Exhibit No.	Description	Herewith	By Reference

99	Press Release issued August 3, 2005.	x